DATA PAGES

The Data Pages consist of Parts A, B, and C and are part of your Contract. Definitions set forth in your Contract apply to capitalized terms used in the Data Pages. The benefits described in the Data Pages are subject to all the terms and conditions in your Contract, except as modified below.

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable to Joint Life Contracts:]

[Successor Owner [with full ownership rights]: [MARY DOE]        Age:  [55]    Sex:  [Female]]

[Applicable to Joint Life Contracts:]

[Joint Annuitant:    [JANE DOE] Age: [55]            Sex: [Female]]

[Applicable to Qualified Plan and SEP-IRA Contracts]

[Employer:] [ABC Company]

[Applicable to Qualified Plan Contracts]

[Plan:] [ABC Company Plan]

Beneficiary(ies):	[JANE DOE]
Contract Number:	[00000]

Endorsements Attached:

[Endorsement Applicable to Non-Qualified Contracts

Endorsement Applicable to IRA Contracts

Endorsement Applicable to Roth IRA Contracts

Endorsement Applicable to Defined Contribution Qualified Plan Contracts

Endorsement Applicable to Defined Benefit Qualified Plan Contracts

Endorsement Applicable to SEP-IRA Contracts

MSCI Disclosure Endorsement]

Rider(s) Attached:

[Guaranteed Lifetime Withdrawal Benefit Rider

Highest Anniversary Value Death Benefit Rider

Return of Premium Death Benefit Rider

Annual Lock Segment Option Rider

Dual Direction Segment Option Rider

Enhanced Upside Segment Option Rider

Standard Segment Option Rider

Step Up Segment Option Rider]

[Initial [Accelerated Income] Rate: [5.0%]

Initial [Accelerated Income Guaranteed Lifetime] Rate: [2.0%]    ]

[Initial [Guaranteed Lifetime] Rate: [3.5%]  ]

Deferral Incentive Rate: [5%]

Issue Date:	[January 1, 2021]
Contract Date:	[January 1, 2021]
Contract Maturity Date:	[December 31, 2058]

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PART B — This part describes certain provisions of your Contract.

PART II - STRUCTURED INVESTMENT OPTION

Participation Rate: (See Section 2.01(c) of the Contract)

The current Participation Rate is [100%] for [all Segments].

Segment Start Date: (see Section 2.01(o) and Section 2.07 of the Contract) The Segment Start Date is generally each[Thursday]. If the Segment Start Date falls on a non-Business Day, the Segment Start Date will be the prior Business Day.

Segment Maturity Date: (see Section 2.01(j) and Section 2.07 of the Contract) The Segment Maturity Date is generally each [Thursday] (as determined by the Segment Start Date and the Segment Duration) of the same month and week as the Segment Start Date in the calendar year in which the Segment Duration ends. If the Segment Maturity Date falls on a non- Business Day, the Segment Maturity Date will be the prior Business Day.

Segment Transaction Date: (see Section 2.01(q) of the Contract)

Segment Transaction Dates are generally every [Thursday]. If the Segment Transaction Date falls on a non-Business Day, the Segment Transaction Date will be the prior Business Day.

●	STRUCTURED INVESTMENT OPTION

Segment Type	* Segment Duration Year(s)	Segment Buffer	Percentage Allocated	Amount Allocated
[S&P 500 Standard	[1 Year	[-10%	[50%]	[$50,000]
S&P 500 Standard	1 Year	-15%
Russell 2000 Standard	1 Year	-10%	[50%]	[$50,000]
Russell 2000 Standard	1 Year	-15%
MSCI EAFE Standard	1 Year	-10%
MSCI EAFE Standard	1 Year	-15%
NASDAQ 100 Standard	1 Year	-10%
NASDAQ 100 Standard	1 Year	-15%
EURO STOXX 50 Standard	1 Year	-10%
EURO STOXX 50 Standard	1 Year	-15%
MSCI Emerging Markets Standard	1 Year	10%
MSCI Emerging Markets Standard	1 Year	-15%

S&P 500 Standard	3 Year	-10%
S&P 500 Standard	3 Year	-15%
Russell 2000 Standard	3 Year	-10%
Russell 2000 Standard	3 Year	-15%
MSCI EAFE Standard	3 Year	-10%
MSCI EAFE Standard	3 Year	-15%
NASDAQ 100 Standard	3 Year	-10%
NASDAQ 100 Standard	3 Year	-15%

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S&P 500 Step Up	1 Year	-10%
Russell 2000 Step Up	1 Year	-10%
MSCI EAFE Step Up	1 Year	-10%
NASDAQ 100 Step Up	1 Year	-10%

S&P 500 Annual Lock	3 Year	-10%
Russell 2000 Annual Lock	3 Year	-10%
MSCI EAFE Annual Lock	3 Year	-10%
NASDAQ 100 Annual Lock	3 Year	-10%

S&P 500 Dual Direction	1 Year	-10%
Russell 2000 Dual Direction	1 Year	-10%
MSCI EAFE Dual Direction	1 Year	-10%
NASDAQ 100 Dual Direction	1 Year	-10%

S&P 500 Dual Direction	3 Year	-10%
S&P 500 Dual Direction	3 Year	-15%
Russell 2000 Dual Direction	3 Year	-10%
Russell 2000 Dual Direction	3 Year	-15%
MSCI EAFE Dual Direction	3 Year	-10%
MSCI EAFE Dual Direction	3 Year	-15%
NASDAQ 100 Dual Direction	3 Year	-10%
NASDAQ 100 Dual Direction	3 Year	-15%

S&P 500 Enhanced Upside 110%	3 Year	-10%
S&P 500 Enhanced Upside 110%	3 Year	-15%
Russell 2000 Enhanced Upside 110%	3 Year	-10%
Russell 2000 Enhanced Upside 110%	3 Year	-15%
MSCI EAFE Enhanced Upside 110%	3 Year	-10%
MSCI EAFE Enhanced Upside 110%	3 Year	-15%
NASDAQ 100 Enhanced Upside 110%	3 Year	-10%
NASDAQ 100 Enhanced Upside 110%]	3 Year ]	-15% ]

*In connection with item “b” of the fourth paragraph of Section 4.01A in the Contract, you may not allocate amounts to a Segment Type with a Segment Maturity Date after your Contract Maturity Date.

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●	VARIABLE INVESTMENT OPTIONS (See Part III of the Contract)

	Percentage		Amount
	Allocated		Allocated

[EQ/Money Market]

	Total:	[$	100,000 ]

[Allocations must be in whole numbers and must total 100%. The maximum number of Segments that may be active under your Contract at any given time is [136]. You may not allocate amounts to more than [136] Segments at any one time. If (i) a contribution into a Segment or a Segment Type Holding Account, or (ii) a transfer from a Segment Type Holding Account into a Segment, or (iii) a transfer from a Variable Investment Option into a Segment or a Segment Type Holding Account, or (iv) on a Segment Maturity Date, a transfer from a Segment to a Segment or a Segment Type Holding Account, would ultimately cause your Contract to exceed this limit, amounts will be transferred to the [EQ/Money Market Variable Investment Option] as described in the next sentence. If at the close of business on a Segment Start Date the total number of Segments scheduled to be established on that Segment Start Date would cause the Contract to exceed the [136] limit, then new Segments will be established starting with the largest Segment Investment to the smallest until the maximum number of active Segments is reached and the remaining amounts will be transferred to the [EQ/Money Market Variable Investment Option]. We will notify you if this maximum number changes. Any such change will not affect the Segments in which you currently invest.]

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PART IV - CONTRIBUTIONS AND ALLOCATIONS

LIMITS ON CONTRIBUTIONS (See Section 4.02 of the Contract)

Initial Contribution minimum: [$25,000]

Subsequent Contribution minimum: [$500]. Subsequent Contributions are not permitted after the date the first withdrawal is taken. In no event are subsequent Contributions permitted on or after the Owner’s (or Successor Owner’s, whoever is older) age [80] or in the event of a Non-Natural Owner, the Annuitant’s (or Joint Annuitant’s, whoever is older) age [80], or if later, the first Contract Date Anniversary.

You may allocate amounts to a Segment on a date other than a Segment Start Date. Such amounts are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date if Segment Participation Requirements have been met.

You may allocate amounts to a Segment on a Segment Transaction Date.

We may refuse to accept any Contribution if the sum of all Contributions under all [Structured Capital Strategies Income] Contracts with the same Annuitant or Owner would then total more than [$1,500,000].

We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable annuity accumulation Contracts/Certificates of which you are the Owner or Annuitant of would total [$2,500,000.]

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PART V – TRANSFERS AMONG INVESTMENT OPTIONS

TRANSFER REQUESTS (See Section 5.01 of the Contract)

[There is currently no minimum transfer amount.]

TRANSFER RULES (See Section 5.02 of the Contract):

Transfer Rules – General

We reserve the right to:

a)	limit transfers among or to the Variable Investment Option(s), Segments and the Segment Type Holding Accounts to no more than once every [30] days,
b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Option(s), Segments and the Segment Type Holding Accounts,
c)	establish a maximum dollar amount that may be transferred on any Transaction Date among Variable Investment Option(s), Segments and the Segment Type Holding Accounts,
d)	reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted.

Communication services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of an Investment Option.

Transfer Rules Applicable to the Structured Investment Option

a)

Amounts allocated to a Segment on a date other than a Segment Start Date are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date.

b)	You may transfer amounts to a Segment on a Segment Transaction Date.
c)	You may not transfer amounts to an active Segment after its Segment Start Date.

Transfer Rules Applicable to Variable Investment Option(s)

We reserve the right to:

a)

restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares, or

b)

impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.

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PART VI – WITHDRAWALS AND TERMINATION

WITHDRAWALS (See Section 6.01 of the Contract):

Generally, withdrawals will be processed on a pro-rata basis from your Annuity Account Value in the Variable Investment Option(s). If there is insufficient value or no value in the Variable Investment Option(s), any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Dollar Cap Averaging account and then from the Segments on a pro-rata basis. [The following language is applicable to Traditional IRA and SEP-IRA Contracts:] [Withdrawals under our Automatic Required Minimum Distribution (“RMD”) Withdrawal Service will be made in the same manner as described above.]

Alternatively, you may provide specific instructions for how you wish withdrawals to be processed. You may provide withdrawal instructions for a specific Variable Investment Option(s) or Segment Type Holding Account(s) or Segment(s). A specific dollar amount or percentage, or percentage of the Segment Interim Value (as applicable) must be provided for each Variable Investment Option or Segment Type Holding Account or Segment. Withdrawals cannot be taken on a pro-rata basis for the specified Variable Investment Option(s) or Segment Type Holding Accounts or Segments.

The minimum lump sum withdrawal amount is [$300].

This Contract is available through registered investment advisors who charge an advisory fee for management and advice. If you elect to pay the advisory fee directly from your Annuity Account Value, the withdrawal will be treated as any other lump sum withdrawal under the Contract, unless otherwise stated. Such withdrawals must be in a form acceptable to us. Amounts withdrawn to pay for an advisory fee are not subject to the minimum lump sum withdrawal amount shown above and will not cause the Annuity Account Value to be negative.

[The following language is applicable to Traditional IRA and SEP-IRA Contracts only]

[Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Traditional IRA] Contracts.]

[The following language is applicable to QP Contracts only]

[Amounts withdrawn to pay Third Party Administrator (TPA) fees are lump sum withdrawals and are not subject to this minimum withdrawal amount.]

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CONTRACT TERMINATION (See Section 6.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract).

If your GLWB Rider is terminated, then the following applies:

1)	A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

2)	A withdrawal is made that would result in a Cash Value of less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

PART VIII – ANNUITY BENEFITS

NORMAL FORM OF ANNUITY BENEFIT (See Section 8.04 of the Contract): Life Annuity with Period Certain

For annuity commencement date ages [80] and greater the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age [80	[10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 98]	0]

AMOUNT OF ANNUITY BENEFIT (See Section 8.05 of the Contract): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (See Section 8.06 of the Contract):

[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (See Section 8.06 of the Contract): [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

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PART C – This part describes certain charges in your Contract.

PART IX – CHARGES

Transfer Charges (See Section 9.02 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 6.01 and 9.02. However, we reserve the right to limit the number of free transfers to [12] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction. Automatic transfers between a Segment Type Holding Account and to a Segment are not included for purposes of this charge.]

Third Party Transfer Charge (see Section 9.05 of the Contract):

We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than $125 per occurrence for a direct rollover, direct transfer, or 1035 exchange from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$0.00].

This charge will be deducted from the Annuity Account Value in the Variable Investment Option(s) on a pro rata basis. If there is insufficient value or no value in the Variable Investment Option(s), any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Dollar Cap Averaging account and then from the Segments on a pro-rata basis.

Check Preparation Charge (see Section 10.06 of the Contract): Alternate Payment Method

We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $85. The current charge is [$0.00].

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